NEVADA SECURITY BANK
DIRECTORS’ SUPPLEMENTAL
INSURANCE PLAN AGREEMENT

This Directors’ Supplemental Insurance Plan Agreement (“Agreement”) is made and entered into effective as of September 15, 2005 by and between NEVADA SECURITY BANK, headquartered in Reno, Nevada (“Bank”) and

Name , a Director of the Bank (“Participant”).

RECITALS

WHEREAS, the Participant’s experience and knowledge of the affairs of the Bank and the banking industry are extensive and valuable; and

WHEREAS, it is deemed to be in the best interests of the Bank to provide the Participant with certain fringe benefits, on the terms and conditions set forth herein, in order to reasonably induce the Participant to remain a Director of the Bank; and

WHEREAS, it is intended that the Agreement will aid in retaining and attracting Directors of exceptional ability by providing them with this fringe benefit; and

WHEREAS, it is the intent of the parties hereto that this Agreement be considered an unfunded arrangement maintained primarily to provide supplemental benefits for the Participant; and

WHEREAS, the Participant and the Bank wish to specify in writing the terms and conditions upon which this additional compensatory incentive will be provided to the Participant.

NOW, THEREFORE, in consideration of the services to be performed by the Participant in the future, as well as the mutual promises and covenants contained herein, the Participant and the Bank agree as follows:

ARTICLE 1.		TERMS AND DEFINITIONS
1.0	Terms and Definitions.

	1.1	Annual Allowance.

Participant shall receive an “Annual Allowance” of four-thousand dollars ($4,000) each year for use as specified below in Paragraph 2.0.

1.2 Payment Of And Duration Of Annual Allowance.

The Annual Allowance will be paid at the commencement of each calendar year of service under the Agreement. Payment of the Annual Allowance will continue annually for the greater of (i) the duration of directorship, or (ii) 10 years; provided however, that if the Participant’s directorship prior to 10 years from the date of this Agreement, the Participant shall be entitled to receive the 10 years of the Annual Allowance if:

A.	He completes 6 full years of service as a Director; or

B.	Participant is a Director at the time of a Change of Control of the Bank or its parent corporation, The Bank Holdings (“TBH”).

1.3	Change Of Control.

“Change of Control” shall be defined as follows:

A.	A Change In Ownership Of TBH Or The Bank.

A change in ownership of TBH or the Bank occurs on the date that any person (or group of persons) acquires ownership of stock of TBH or the Bank, respectively that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of TBH or the Bank, respectively.

B.	A Change in Effective Control of TBH or the Bank.

A change in effective control of TBH or the Bank occurs on the date that:

1.	Any person (or group of persons) acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of TBH or the Bank possessing thirty-five percent (35%) or more of the total voting power of the stock of TBH or the Bank, respectively; or

2.	A majority of members of TBH’s or the Bank’s board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of TBH’s or the Bank’s board, respectively, prior to the date of the appointment or election.

C.	A Change In Ownership Of A Substantial Portion Of TBH’s Or The Bank’s Assets.

A change in the ownership of a substantial portion of the TBH’s or the Bank’s assets occurs on the date that any person (or group of persons) acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from TBH or the Bank, respectively that have a total gross fair market value equal to, or more than, forty percent (40%) of the total gross fair market value of all of the assets of TBH or the Bank, respectively, immediately prior to such acquisition or acquisitions.

For the purposes of this Agreement, the effects of (i) a merger or consolidation of the Bank with a sister Bank or other entity that is wholly-owned by TBH, (ii) a stock transfer made on account of deaths or gifts, (iii) a stock transfer between family members or (iv) a stock transfer to a qualified retirement plan maintained by the Bank shall not be considered in determining whether there has been a Change in Control.

1.5 Termination For Cause.

“Termination for Cause” shall mean Participant’s termination of directorship for any of the following reasons:

A.	Dishonest or fraudulent conduct by Participant with respect to the performance of Participant’s duties with Bank or TBH;

B.	Conduct by Participant that materially discredits Bank or TBH or any of its subsidiaries or is materially detrimental to the reputation of the Bank or TBH or any of its subsidiaries, including but not limited to conviction or a plea of nolo contendere of Participant of a felony or crime involving moral turpitude;

C.	A Participant’s willful misconduct or gross negligence in performance of Participant’s duties, if such misconduct or negligence has not been remedied or is not being remedied to the Board’s reasonable satisfaction within thirty (30) days after written notice, including a detailed description of the misconduct or negligence, has been delivered by the Board to Participant;

D.	An order or directive from a state or federal banking regulatory agency requesting or requiring removal of Participant or a finding by any such agency that Participant’s performance threatens the safety or soundness of Bank, TBH or any of its subsidiaries;

E.	Material breach of Participant’s fiduciary duties to Bank if such breach has not been remedied or is not being remedied to the Board’s reasonable satisfaction within thirty (30) days after written notice, including a detailed description of the breach, has been delivered by the Board to Participant;

F.	The Participant is convicted of a felony or misdemeanor involving moral turpitude;

G.	State and/or Federal banking regulators request or order termination of this Agreement; or

H.	The Participant commits any act which could cause termination of coverage under the Bank’s Blanket Bond as to the Participant, as distinguished from termination of such coverage as to the Bank as a whole.

ARTICLE 2.OPTIONS
2.0	Options Regarding Use Of Annual Allowance Provided By The Agreement.

The Participant may select either of the options listed below for receiving the Annual Allowance:

A.	Long Term Care Insurance.

The Bank will use the Annual Allowance to purchase a long term care insurance policy from a selected insurance carrier determined by the Bank for the Participant or the Participant’s spouse. The daily benefit level available under such policy will be dependent upon the carrier’s underwriting criteria. The Participant may elect a higher benefit if he pays the portion of the premium in excess of the Annual Allowance. The Bank does not guarantee the insurability of the Participant or his spouse or the amount of the long term care benefit that may be purchased by the Annual Allowance. If the Participant or his spouse do not qualify for long term care insurance, the Annual Allowance shall be paid in accordance with the terms of Paragraph 2.0(B).

B.	Annual Allowance Payments.

The Bank will pay the Annual Allowance to the Participant in cash. The Annual Allowance may be used for any purpose the Participant chooses.

ARTICLE 3. BENEFIT ELECTION FORM

The Participant shall, at the same time as entering this Agreement, file a written Benefit Election Form notifying the Bank as to the option selected for the Annual Allowance provided by the Agreement. Once made, the option selected is irrevocable. In the event the Participant fails to file a Benefit Election Form, the Annual Allowance shall be paid in accordance with the terms of Paragraph 2.0(B).

ARTICLE 4. SEVERABILITY

Any provisions of this Agreement found to be invalid shall be severable and the remainder of this Agreement shall remain effective.

ARTICLE 5. APPLICABLE STATE LAW

This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada.

ARTICLE 6. ALIENABILITY

The rights of either party under this Agreement may not be transferred or assigned in any fashion or manner whatsoever.

ARTICLE 7. MODIFICATION

This Agreement contains the entire understanding between the parties and supersedes all prior agreements and understandings between the parties with respect to matters set forth in this Agreement. Any additions or modifications to this Agreement must be in writing and signed by both parties.

ARTICLE 8. HEADINGS

Headings and subheadings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

ARTICLE 9. BINDING EFFECT

This Agreement shall be binding upon the parties hereto, their legal representatives, successors and assigns.

ARTICLE 10. TERMS

Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply.

IN WITNESS WHEREOF, the Bank and the Participant have caused this Agreement to be executed on the date last written below.

NEVADA SECURITY BANK

By: /s/ Jack Buchold
Title: Chief Financial Officer
By: /s/ Director’s Name
Title: Director

SCHEDULE A

NEVADA SECURITY BANK
DIRECTORS’ SUPPLEMENTAL
INSURANCE PLAN AGREEMENT

BENEFICIARY DESIGNATION FORM

I. PRIMARY DESIGNATION

(You may refer to the beneficiary designation information prior to completion of this form.)

A. Person(s) As A Primary Designation:

(Please indicate the percentage for each beneficiary.)

Name:		Relationship:			%

Address:

	[Street]	[City]	[State]	[Zip]
Name:		Relationship:			%

Address:

	[Street]	[City]	[State]	[Zip]
Name:		Relationship:			%

Address:

	[Street]	[City]	[State]	[Zip]
Name:		Relationship:			%

Address:

	[Street]	[City]	[State]	[Zip]

B. Estate As A Primary Designation:

My Primary Beneficiary is The Estate of as set forth in the last will and testament dated the day of , and any codicils thereto.

C. Trust As A Primary Designation:

Name of the Trust:

Execution Date of the Trust:

Name of the Trustee:

Beneficiary(ies) of the Trust (please indicate the percentage for each beneficiary):

Is this an Irrevocable Life Insurance Trust? ☐ Yes ☐ No

II. SECONDARY (CONTINGENT) DESIGNATION

A. Person(s) as a Secondary (Contingent) Designation:

(Please indicate the percentage for each beneficiary.)

Name:		Relationship:			%

Address:

	[Street]	[City]	[State]	[Zip]
Name:		Relationship:			%

Address:

	[Street]	[City]	[State]	[Zip]
Name:		Relationship:			%

Address:

	[Street]	[City]	[State]	[Zip]
Name:		Relationship:			%

Address:

	[Street]	[City]	[State]	[Zip]

B. Estate as a Secondary (Contingent) Designation:

My Secondary Beneficiary is The Estate of as set forth in my last will and testament dated the day of , and any codicils thereto.

C. Trust As A Secondary (Contingent) Designation:

Name of the Trust:

Name of the Trust:

Execution Date of the Trust:

Name of the Trustee:

Beneficiary(ies) of the Trust (please indicate the percentage for each beneficiary):

All sums payable under the Agreement by reason of my death shall be paid to the Primary Beneficiary(ies), if he or she survives me, and if no Primary Beneficiary(ies) shall survive me, then to the Secondary (Contingent) Beneficiary(ies). This beneficiary designation is valid until the participant notifies the Bank in writing.

/s/Director’s Name	9/15/2005

Participant	Date

CONSENT OF PARTICIPANT’S SPOUSE
TO THE ABOVE BENEFICIARY DESIGNATION

I, being the spouse of , after being afforded the opportunity to consult with independent counsel of my choosing, do hereby acknowledge that I have read, agree and consent to the foregoing Beneficiary Designation which relates to the Agreement entered into by my spouse on , 2005. I understand that the above Beneficiary Designation adversely affects my community property interest in the benefits provided for under the terms of the agreement. I understand that I have been advised to consult with an attorney of my choice prior to executing this consent, so that such attorney can explain the effects of this consent.

Dated: , 2005

Spouse

[Notarization required if the Participant’s spouse is not the sole primary beneficiary]

SCHEDULE B

NEVADA SECURITY BANK
DIRECTORS’ SUPPLEMENTAL
INSURANCE PLAN AGREEMENT

BENEFIT ELECTION FORM

Pursuant to the Provisions of the Agreement, I authorize the Bank to effect the elections specified on this Benefit Election Form. I further recognize that, once made, my selected option for receiving compensation pursuant to the Agreement, the terms of which are incorporated here by reference is irrevocable. I hereby elect to receive the Annual Allowance specified in such Agreement in the manner designated below:

☐ To have the Bank use the Annual Allowance to purchase a long term care insurance policy for me.

☐ To have the Bank use the Annual Allowance to purchase a long term care insurance policy for my spouse, .

☐To have the Bank pay the Annual Allowance to me in cash as it comes due.

Dated: September 15	,2005	/s/Director’s Name

Participant